Congoleum Corporation
                     Computation of Income Per Common Share
                (Amounts in thousands, except earnings per share)

                                                                                            Three Months Ended
                                                                                                 March 31,
Basic Earnings Per Common Share:                                                        1999                   1998
                                                                                   ---------------        ---------------
Income per common and common equivalent share                                          $   737                $   427
                                                                                       =======                =======
Weighted average common shares outstanding                                               8,981                  9,038
                                                                                       =======                =======
Weighted average common shares                                                           8,981                  9,038
                                                                                       =======                =======
Income per common share                                                                $   .08                $   .05
                                                                                       =======                =======
Diluted Earnings Per Common Share

Income per common and common equivalent share                                          $   737                $   427
                                                                                       =======                =======
Weighted average common shares outstanding                                               8,981                  9,038

Effect of assumed exercise of dilutive stock options (1)                                    --                      1
                                                                                       -------                -------
Weighted average common and common equivalent shares                                     8,981                  9,039
                                                                                       =======                =======
Income per common and common equivalent share                                          $   .08                $   .05
                                                                                       =======                =======

(1) Computed based on the treasury stock method.


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